UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

June 19, 2017
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
5301 Legacy Drive, Plano, Texas 75024
(Address of principal executive offices, including zip code)
(972) 673-7000
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events.

On June 19, 2017, Dr Pepper Snapple Group, Inc. (the "Company") issued a press release announcing the expiration and final results of its previously announced cash tender offers (the "Tender Offers") for its 7.45% Senior Notes due 2038 (the "2038 Notes") and its 6.82% Senior Notes due 2018 (the "2018 Notes" and, together with the 2038 Notes, the "Notes").

The Tender Offers expired at 11:59 p.m., New York City time, on June 16, 2017. Pursuant to the terms of the Tender Offers, the Company accepted for purchase $124,996,000 in aggregate principal amount of its 2038 Notes and $62,719,000 in aggregate principal amount of its 2018 Notes that were validly tendered and not withdrawn in the Tender Offers. DPS expects to make payment for the Notes accepted for purchase in same-day funds on June 19, 2017, for aggregate consideration of approximately $248,145,345, excluding accrued and unpaid interest.

The Tender Offers were only conducted pursuant to the terms and subject to the conditions set forth in the Company’s offer to purchase, dated May 19, 2017, and the related letter of transmittal and were made only to such persons and in such jurisdictions as is permitted under applicable law.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1
Dr Pepper Snapple Group, Inc. Press Release dated June 19, 2017 — ''Dr Pepper Snapple Group Announces Expiration and Final Results of its Cash Tender Offers for its 7.45% Senior Notes Due 2038 and 6.82% Senior Notes Due 2018''.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DR PEPPER SNAPPLE GROUP, INC.
Date: June 19, 2017
	By:	/s/ James L. Baldwin
		Name:	James L. Baldwin
		Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1
Dr Pepper Snapple Group, Inc. Press Release dated June 19, 2017 — ''Dr Pepper Snapple Group Announces Expiration and Final Results of its Cash Tender Offers for its 7.45% Senior Notes Due 2038 and 6.82% Senior Notes Due 2018''.